Exhibit 99.1

Wynn Resorts Takes Actions To Streamline Board Of Directors And

Increase Independent Representation As Company Pursues Growth Strategy

Will Ask Shareholders To Remove Okada from Board to Enable Entry Into New Jurisdictions

LAS VEGAS, December 13, 2012— Wynn Resorts, Limited (Nasdaq: WYNN) today announced it is streamlining its Board of Directors and increasing the percentage of independent directors as the Company pursues a growth strategy to expand into new jurisdictions. The Company, which had a 12-member Board including seven independent directors, has reduced the Board to nine members, including six independent directors.

Jay Hagenbuch has been appointed an independent Director and a member of the Audit Committee. Independent directors Russell Goldsmith and Allan Zeman have stepped down from the Board to devote more time to their other business commitments, and inside directors Linda Chen and Marc D. Schorr have stepped down from the Board to reduce the number of inside directors. Ms. Chen and Mr. Schorr will continue to serve as executives of the Company, and they and Mr. Zeman will continue as directors of Wynn Macau, Limited. Mr. Zeman will also continue to serve as Vice Chairman of Wynn Macau, Limited.

Wynn Resorts also announced that it is calling a Special Meeting of Stockholders to vote on a proposal to remove Kazuo Okada as a director. Mr. Okada was previously deemed unsuitable by the Wynn Resorts Board after a lengthy investigation by former FBI Director Louis J. Freeh uncovered evidence of improper conduct by Mr. Okada and affiliated entities under the Foreign Corrupt Practices Act in connection with their dealings with Philippine officials. If Mr. Okada is removed from the Wynn Resorts Board by a vote of two-thirds of the shareholders, the Board will be reduced to eight directors, including six independent directors.

“By streamlining the Board and eliminating an unsuitable director, the Company will be well positioned to capitalize on the enormous opportunities in the market and execute our ambitious expansion plans,” said Stephen A. Wynn, Chairman and Chief Executive Officer. “As part of our growth agenda, we are seeking regulatory approval in Pennsylvania and Massachusetts to open new gaming facilities – which would not be possible with an unsuitable director and which will benefit from a streamlined Board with greater independent representation.”

Mr. Wynn continued, “We welcome Jay Hagenbuch to our Board. Jay brings deep corporate strategy and financial expertise, and offers valuable perspective gained through over 30 years as a private equity investor and director of a number of public and private companies. He shares our commitment to creating shareholder value and his insights will be a tremendous asset as we continue to position Wynn to capture the extraordinary opportunities in today’s gaming environment. On behalf of the entire Board, we would like to thank Russell, Allan, Linda and Marc for their substantial contributions as directors. We look forward to continuing to work with Allan, Linda and Marc, and wish Russell continued success in his business endeavors.”

Mr. Hagenbuch is Chairman of M&H Realty Partners and WestLand Capital Partners, investment firms he co-founded in 1994 and 2010, respectively. He is also Chairman of Onconome, Inc., a clinical-stage company dedicated to the discovery, development and commercialization of biomarkers used in the early detection of cancer. Previously, Mr. Hagenbuch was a General Partner of Hellman & Friedman which is a private equity firm that he joined as its third partner in 1985. Mr. Hagenbuch’s investment and advisory work has included extensive international experience. He graduated magna cum laude from Princeton University and holds an MBA from Stanford University.

About Wynn Resorts

Wynn Resorts, Limited is traded on the Nasdaq Global Select Market under the ticker symbol WYNN and is part of the S&P 500 and NASDAQ-100 Indexes.

Our Las Vegas operations (Wynn Las Vegas and Encore) feature two luxury hotel towers with a total of 4,750 spacious hotel rooms, suites and villas, an approximately 186,000 square feet of casino space, 32 food and beverage outlets featuring signature chefs, an on-site 18-hole golf course, meeting space, an Ferrari and Maserati dealership, approximately 94,000 square feet of retail space as well as two showrooms; three nightclubs and a beach club.

Our Macau resort is a resort destination casino located in the Macau Special Administrative Region of the People’s Republic of China with two luxury hotel towers (Wynn Macau and Encore) with a total of 1,008 spacious rooms and suites, approximately 265,000 square feet of casino space, casual and fine dining in eight restaurants, approximately 54,600 square feet of retail space, recreation and leisure facilities, including two health clubs and spas, a pool.

Additional Information and Where to Find It

Wynn Resorts intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the proposed removal of Mr. Okada from the board of directors of Wynn Resorts. The definitive proxy statement will be sent or given to the stockholders of Wynn Resorts and will contain important information about the proposed removal of Mr. Okada. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by Wynn Resorts with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Wynn Resorts by contacting Investor Relations by mail at Attention: Investor Relations, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

Participants in the Solicitation

Wynn Resorts and its directors, officers and employees may be deemed to be participants in the solicitation of proxies from Wynn Resorts stockholders in connection with the proposed removal of Mr. Okada from the board of directors of Wynn Resorts. Information about Wynn Resorts’ directors and executive officers is set forth in its proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on September 20, 2012, and its Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 29, 2012, as amended on April 30, 2012. These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at Attention: Investor Relations, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, or by going to Wynn Resorts’ Investor Relations page on its corporate website at www.wynnresorts.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that Wynn Resorts intends to file with the SEC.

Forward-Looking Statements

This release contains forward-looking statements. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us. The risks and uncertainties include, but are not limited to, adverse tourism trends, volatility and weakness in world-wide credit and financial markets and from governmental intervention in the financial markets, general global macroeconomic conditions, results of probity investigations, regulatory or enforcement actions, pending or future legal proceedings, and the results of Wynn Resorts’ proposed removal of Mr.

Okada from the board of directors. Additional information concerning potential factors that could affect Wynn Resorts’ financial results is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Company’s other periodic reports filed with the SEC. The Company is under no obligation to (and expressly disclaims any such obligation to) update its forward-looking statements as a result of new information, future events or otherwise.

Source: Wynn Resorts, Limited

Contact:

Investors:

Wynn Resorts

Samanta Stewart, 702-770-7555

investorrelations@wynnresorts.com

or

Media:

Sard Verbinnen & Co.

George Sard/Alexandra LaManna

212-687-8080